EXHIBIT 10.1

OPERATING AGREEMENT

for

PURE GROW SYSTEMS LLC

(a Wisconsin limited liability company)

THIS OPERATING AGREEMENT ("Agreement:") is made effective as of May 15, 2015, by and between Sanidor Systems LLC a Wisconsin limited liability company ("Sanidor") and FastFunds Financial Corporation, a Nevada corporation ("FastFunds"), the present members (the "Members") of Pure Grow Systems LLC (the "LLC"). The LLC was formed pursuant to and is governed by the provisions of the Wisconsin Limited Liability Company Act, as it may be amended from time to time (the "Act"), the Articles of Organization as filed with the Wisconsin Secretary of State on May 1, 2015, as maybe amended from time to time (the "Articles"), and this Agreement.

RECITALS

A. The Members desire to operate as a limited liability company in accordance with the laws of the State of Wisconsin and otherwise to conduct business in accordance with the terms and conditions of this Agreement.

B. The LLC intends to have its principal place of business in Wisconsin located at 1326 Schofield Avenue, Schofield, Wisconsin 54476.

C. The Members desire to enter into this Operating Agreement, to govern the newly formed LLC.

AGREEMENT

IN CONSIDERATION of the foregoing recitals and the mutual promises and benefits contained herein, the Members agree as follows:

Article 1

Organizational Matters

1.1 Formation. The LLC was formed pursuant to the Articles. The founding members of the LLC are Sanidor and FastFunds.

1.2 Name. The name of the LLC is "Pure Grow Systems LLC" and all business shall be conducted in such name or in such other name or names as comply with applicable law and as the Members may designate.

1.3 Intent. The Members intend to engage in the business of the LLC in a manner consistent with the Act, the Articles, and the terms and conditions of this Agreement. The Members further intend that the LLC be operated in such manner as to qualify for treatment as a partnership for state and federal income tax purposes.

1.4 Registered Agent; Principal Office. The principal office shall be located at 1326 Schofield Avenue, Schofield, Wisconsin 54476, or such other locations as the Members may designate. The registered agent shall be Russell Mitchell, whose address is 1326 Schofield Avenue, Schofield, Wisconsin 54476, or such other person and address within the state of Wisconsin as the Members may designate.

1.5 LLC Purpose. The purpose of the LLC shall be (i) to conduct, engage in or accomplish any lawful business, activity or purpose permitted under the Act; (ii) to acquire, own, hold, maintain, improve, use, sell, lease, exchange or otherwise deal in or dispose of real and personal property, or any interest therein; and (iii) to have an exercise all powers necessary, customary, convenient or incident to the foregoing.

1.6 Term. The LLC commenced upon the filing of the Articles of Organization and shall continue in existence until such time as the LLC is terminated in accordance with this Agreement or the Act.

1.7 No Power to Bind LLC or Other Members; No Partnership. A Member may not take any action purporting to bind the LLC or any other Members except as provided in this Agreement or other agreements among the Members or between a Member and the LLC. By virtue of their execution of this Agreement, none of the Members shall be deemed to be an agent, employee, contractor, vendor, representative, or partner of any other Member and may not hold himself or herself out as such. The Members intend that the LLC not be a partnership, limited partnership or joint venture and that, by virtue of the execution of this Agreement, no Member shall be a partner or joint venturer of another Member for any purposes other than federal and state income tax purposes, and this Agreement shall not be deemed or construed to suggest otherwise.

Article 2

Matters Relating to Members

2.1 Members and Managers. FastFunds and Sanidor are hereby admitted to the LLC as Members. Sanidor is designated as Managing Member by the terms of this Operating Agreement, in Paragraph 4.1 below.

2.2 Admission of Additional Members. Additional Members may not be admitted to the LLC except in accordance with the following terms: (1) admission requires the unanimous written consent of the Members; (2) admission must be in compliance with applicable federal and state securities laws; (3) no admission will be permitted if such admission would result in a termination of the LLC under Section 708(b)(1)(B) of the Internal Revenue Code of 1986, as amended (the "Code"); and (4) the new Member shall execute this Agreement.

2.3 Right of First Refusal. (a) The interest of a Member in the LLC (a "Membership Interest") may not be transferred, assigned, encumbered, or alienated in any way, voluntarily or involuntarily, without first giving the remaining Members the opportunity to purchase such Membership Interest in the manner described in this paragraph. The member proposing the transfer (the "Transferor") may comply with this Paragraph either prior to or after the Transferor has offered to sell such Membership Interest to a third party or has received a bona fide offer from a third party to purchase such Membership Interest.

(b) The Transferor shall give notice of the proposed transfer (the "Transfer Notice") to the other Members (the "Offerees"), setting forth the name of the proposed transferee (the "Transferee"), the purchase price, and all other material terms and conditions of the proposed transfer. Any of the Offerees who so choose shall have the right to purchase all but not less than all ofthe Membership Interest proposed to be transferred (in proportion to their Membership Interests as defined in Paragraph 3.1) at the same price and on the same terms and conditions set forth in the Transfer Notice. If any Offeree desires to exercise its right of first refusal, it shall give notice (the "Purchase Notice") to the Transferor within 15 business days from the receipt of the Transfer Notice.

(c) If no Offeree delivers to the Transferor a Purchase Notice within the time specified, the Transferor shall have the right, subject to Paragraph 2.4 below, for a period of 45 days following the expiration of the time for exercise of the Offerees' right of first refusal, to transfer the Membership Interest to the Transferee specified in the Transfer Notice, on the terms specified therein, at a price specified therein or any higher price, but not to any other party or on different terms than were specified in the Transfer Notice.

(d) The notice requirements and time periods under this Paragraph may be waived only by the written consent of all members.

2.4 Transferability of Members' Interests. (a) In addition to compliance with Paragraph 2.3, a Membership Interest may not be transferred, assigned, encumbered, or alienated in any way, voluntarily or involuntarily, except in accordance with the following terms: (1) the Membership Interest may be assigned only with the unanimous written consent ofthe Members; (2) the transfer of the Membership Interest shall be accomplished by an instrument in writing, in form and substance satisfactory to the Managing Member; (3) an original counterpart of the instrument of transfer, executed and acknowledged by the transferring Member, shall be delivered to the LLC; (4) any assignment of the Membership Interest must be in compliance with applicable federal and state securities laws; (5) no assignment will be permitted if such assignment would result in a termination of the LLC under Section 708(b)(1)(B) of the Internal Revenue Code of 1986 (the "Code"); (6) the transferring member shall pay a fee not exceeding $250 to defray the costs of effecting the transfer of the membership Interest; and (7) the transferee of the Membership Interest shall execute this Agreement.

(b) Notwithstanding the provisions of subparagraph (a) of this Paragraph, the share of profits and the return of contributions to which a Member would otherwise be entitled may be transferred upon compliance with Paragraph 2.3, Right of First Refusal, and this Paragraph 2.4 (a) items (2) through (6), Transferability of Members' Interests, provided that the transferee shall be bound by the provision of Paragraph 3.2 through 3.4 of this Agreement. In such event, the transferee shall have no right to participate in the management of the business and affairs of the LLC or to become a Member. Except as specifically provided in this subparagraph, any attempt to transfer a Membership Interest without compliance with all the provisions of Paragraph 2.3 and subparagraph (a) of this Paragraph 2.4 shall be ineffective and unenforceable.

(c) As between a Member and its assignee, shares of income, gains, losses, expenses and deductions shall be prorated on the basis of the number of days the Membership Interest in question was held, without regard to the results of the LLC's operations during the periods before and after the effective date of the assignment.

(d) Notwithstanding anything to the contrary stated herein, at any time until the second anniversary of the date hereof, from time to time, Sanidor may elect in its sole discretion to purchase from FastFunds a specified number of Units (as defined in Section 3.1 hereof) in exchange for its payment to FastFunds of$10,416.67 per Unit; provided, however, that the maximum number of Units purchased pursuant to this Section 2.4(d) shall not exceed 24. For the avoidance of doubt, for example only, as a result of such an election to purchase 24 Units, if given, and purchased pursuant thereto, Sanidor will hold 75 Units and FastFunds will hold 25 Units. FastFunds agrees and acknowledges that upon receipt from Sanidor of notification of any such election FastFunds will execute and deliver such documents and take such actions as may be required to effect such transfer.

2.5 Resignation of Member. (a) A Member may resign from the LLC at any time by giving 60 days' prior written notice to the other Members. If during such 60 day period any other Member objects to the resignation by written notice to all of the Members, and if the resignation is not withdrawn within the 60 day period (or, if later, within 10 days of such notice of objection), then the resignation shall be deemed a violation of this Agreement and the LLC may recover from the resigning Member damages for breach of this Agreement and offset such damages against amounts otherwise distributable to the resigning Member. Notwithstanding such violation, the resignation shall be effective as of the date given in the notice of resignation.

(b) From and after the date of resignation, no Member who has resigned from the LLC shall be entitled to receive any distribution of operating income, any distribution of proceeds from the sale or exchange of LLC assets, or any other distribution whatsoever from the LLC subject to Section 6.6 hereof. Each Member hereby waives any right upon resignation to receive the fair value of its Membership Interest under Section 7-80-603 of the Act. Upon resignation, the Membership Interests of the resigning Member shall be reduced to zero. The Managing Member shall distribute the Membership Interest and all rights and obligation incident thereto of the resigning Member to the remaining Members in proportion to their Membership Interests.

2.6 Limited Liability of Members and Managing Member. Members and the Managing Member of the LLC shall not be liable for any debt, obligation or liability of the LLC, except for the amounts committed to the capital of the LLC and such Member's share of undistributed profits of the LLC. Each Member shall have the obligation to the LLC for the amount of any portion of the contribution returned to the member as set forth in Section 7-80-607 of the Act.

Article 3

Capital Contributions and Related Matters

3.1 Capital Contributions and Membership Interests. The equity in the LLC shall be represented by "Units" as described in this Paragraph. The "Membership Interest" of a Member from time to time shall be determined by dividing the number of Units owned by such Member by the total number of Units that are outstanding. Additional Units shall be issued pursuant to Paragraph 2.2 and may be issued as provided in Paragraph 3.2. The total number of Units issued as of the date of this Agreement is 100. The LLC shall be deemed to have issued, upon execution of this Agreement, 51 Units to Sanidor and 49 Units to FastFunds, for which each Member shall have contributed the LLC the following: (i) Sanidor shall have effected the assignment of proceeds under that certain master supply agreement terms and conditions to the LLC (and subject to the LLC's assumption of certain payment obligations thereunder, all in accordance with the terms and conditions of the Assignment and Assumption Agreement by and between Sanidor and the LLC, dated as of the date hereof) and (ii) FastFunds shall have contributed $250,000 in cash.

3.2 Additional Capital Contributions. If the Members adopt a resolution, by the affirmative vote of Members holding more than 50% of the Membership Interests, that additional funds are desired to carry out LLC purposes, and that the issue and sale of additional Units at a price specified in such resolution shall be necessary to meet such requirements, the Managing Member shall give notice (the "Notice") of such resolution, the number of Units required to be issued, the price per Unit, and each Member's proportionate share of the Units to be issued. For a period of30 days from the date such Notice is given, each Member shall have the prior and preemptive right to subscribe to all but not less than all of his or her proportionate share of the Units to be so issued. Any Member affirmatively subscribing to purchase his or her proportionate share of Units shall be contractually bound to complete such purchase subject to the provisions on default set forth in Section 3.3. Any Units not so subscribed by a Member may, for a period of an additional60 days, be sold, at the same price and terms, to other Members, or to any other person approved by unanimous consent of the Members, and such person shall thereupon be admitted as a Member.

3.3 Default. If a Member who has subscribed to purchase additional Units pursuant to Section 3.2 shall fail to make payment of any amount required under Section 3.2 when due and payable, the Managing Member, on behalf of the LLC, shall have the right in their discretion:

(a) to sue such defaulting Member for the amount due and payable, and the defaulting Member agrees to pay all of the LLC's actual expenses incurred in enforcing this Agreement, including without limitation, attorneys' fees and court costs;

(b) to terminate all future distributions to the defaulting Member and apply such distributions against amounts owed to the LLC by the defaulting Member;

(c) to borrow such sums as may be necessary to make up any such defaults on such terms (including rate of interest and maturity) as are approved by Members other than the defaulting Member then holding 50% of the Membership Interests, in which case the defaulting Member shall be liable to the LLC for the amount which such defaulting Member has failed to contribute, together with the LLC's actual expenses incurred in connection with any such borrowing, including without limitation, interest and attorney's fees; and

(d) to sell the interest of the defaulting Member in the LLC at public or private sale, in which event the defaulting Member shall remain liable for the amount by which the amount in default, plus interest at the announced prime rate of interest, from time to time in effect plus 5 percent per annum (but in no event to exceed any applicable usury limits), including attorneys' fees and expense of collection, exceeds the amount realized by the LLC as a result of such sale.

3.4 Special Power of Attorney. Each Member hereby consents to the admission of any additional Member admitted to the LLC pursuant to the provisions of Section 3.2 or Section 3.3. Each Member hereby grants to the Managing Member an irrevocable, special power of attorney, coupled with an interest, for the following purposes:

(a) in the event of a sale of Units under Section 3.2 to a person who is not a Member, to take all actions necessary to admit such person as a Member of the LLC; and

(b) in the event of such Member's default under Section 3.2, to take on behalf of such Member all actions necessary to transfer all rights, interests and obligations of such Member in the LLC to such persons or entities as shall be entitled to acquire its interest in the LLC in accordance with the provisions of Section 3.3.

3.5 No Third Party Beneficiaries. The provisions oft his Agreement, including but not limited to Paragraph 3.2 through 3.4, are not for the benefit of creditors or other third parties, and may not be relied upon in extending credit to the LLC.

3.6 Other Contributions and Loans. The Members shall not be liable to make any contributions or loans to the LLC other than as specifically required by this Agreement. If the Members determine, by the affirmative vote of a majority of the Members, that additional funds are required to carry out LLC purposes but do not vote, pursuant to Section 3.2 to require capital contributions, then the Members may loan funds to the LLC for such purposes. If any Member advances funds to the LLC other than as provided in Sections 3.1 and 3.2, unless otherwise agreed, the amount of any such advance shall not increase such Member's Membership Interests, but shall be a debt due from the LLC to such Member. In the absence of an express agreement governing such debt, it shall be repaid as soon as practicable to such Member together with interest thereon at the announced prime rate of interest. No loan or advance to the LLC by a Member shall be deemed a contribution.

3.7 Withdrawal of Capital. No Member shall have the right to withdraw any part of his or her capital contribution prior to the dissolution of the LLC, except as provided in this Agreement. No Member shall be entitled to interest on his or her capital contribution. Each Member expressly waives the right, if any, to bring an action for partition of any property in which the LLC may have an interest.

3.8 Allocation of GAAP Net Income and Loss. Net income and loss shall be determined under generally accepted accounting principles and shall be allocated among the Members for purposes of Section 3.14 in accordance with this Agreement. Allocations of net income and loss to a Member for a fiscal year during which the Members' Membership Interests change shall be determined by pro-rating allocations determined pursuant to the preceding sentence based upon the number of days in the year through the date of the change in Membership Interests.

3.9 Tax Allocations. For federal income tax purposes, the income and loss of the LLC shall be allocated as follows: Items of LLC income, gain, loss, deduction or credit shall be allocated in the same manner the corresponding items enter into the calculation of net income and loss as determined under generally accepted accounting principles are allocated pursuant to Section 3.8.

3.10 Determination of Funds Available for Distribution. The Managing Member shall from time to time determine whether any LLC funds may be available for distribution and so notify the Members. After consulting with the Managing Member, the Members shall determine, by affirmative vote of a majority of the Members holding more than 50% of the Membership Interests, whether a distribution shall be made and in what amount. In making such determinations, the Members shall consider whether the LLC has cash on hand in excess of amount required for future operations or any reserves established by the Managing Member :from time to time. If the Members determine that there is excess cash on hand and vote to distribute such cash, the Managing Member shall be directed to distribute any such excess cash.

3.11 Distributions of Operating Income. Except as set forth in the following Section and in Section 6.3, any cash :from operations that is determined to be available for distribution shall be distributed by the Managing Member to the Members in proportion to each Member's positive retained earnings account, maintained in accordance with Paragraph 3.14, until each member's positive retained earnings account is reduced to zero. Any remaining cash available for distribution shall be distributed in proportion to each Member's positive capital contribution account, maintained in accordance with Paragraph 3.15 until each Member's positive capital contribution account is reduced to zero. Remaining cash available for distribution, if any, shall be shared in accordance with the Members' Membership Interests at the time of the distribution. If the LLC has cash available after satisfaction of its other obligations, the Managing Member shall, unless Members holding at least 50% of the Membership Interests agree to the contrary, distribute to members an amount sufficient to allow each such Member to pay any income taxes assessed against each such Member with respect to each such Member's Membership Interest.

3.12 Distributions on Sale of Assets or on Dissolution. Any net proceeds :from sales of LLC assets shall be distributed first in proportion to each Member's positive capital contribution account maintained in accordance with Paragraph 3.15, until each Member's capital contribution account is reduced to zero. Any remaining net proceeds :from sales of LLC assets shall be distributed in proportion to each Member's positive retained earnings account, maintained in accordance with Paragraph 3.14, until each Member's retained earnings account is reduced to zero, and then in accordance with the Members' Membership Interests at the time of the distribution. All proceeds available for distribution upon the dissolution of the LLC shall be distributed by the Manager to the Members as provided in Paragraph 6.3.

3.13 Capital Accounts. A separate capital account shall be maintained for each Member under generally accepted accounting principles. In general, a Member's capital account shall equal the sum of his or her retained earnings account plus his or her capital contribution account. Notwithstanding any other provision hereof, capital accounts for tax purposes ("tax capital accounts") shall also be maintained pursuant to final Treasury Regulations under Section 704(b) of the Code. The Managing Member may, after consulting with the Members, make such other adjustments, whether or not consistent with the foregoing, to the tax capital accounts as are necessary to comply with such final Treasury Regulations.

3.14 Retained Earning Accounts. A separate retained earning account shall be maintained for each Member. A Member's retained earning account shall be increased by the Member's share of net income and decreased by the Member's share of loss and distributions made to it pursuant to the first and third sentence of Paragraph 3.11 and the second sentence of Paragraph 3.12. For purposes of this Section, net income and loss shall be determined pursuant to generally accepted accounting principles and in accordance with the method of accounting pursuant to which the LLC keeps its books under Section 4.11(a).

3.15 Capital Contribution Accounts. Separate capital contribution accounts shall be maintained for each Member. In general, a Member's capital contribution account shall be increased by the Member's contributions to the LLC and shall be reduced by distributions to the Members pursuant to the second sentence of Paragraph 3.11 and the first sentence of Paragraph 3.12.

Article 4

Management

4.1 Management by Members. The management of the business and affairs of the LLC shall be vested in Sanidor (the "Managing Member").

4.2 Duties of Manager. (a) Subject to the provisions of this Agreement, the Act and other applicable law, a Managing Member shall have complete and unrestricted power and authority to manage and administer the business, properties and activities of the LLC, in its sole and exclusive discretion.

(b) The Managing Member shall perform its duties as the Managing Member in good faith, in a manner it reasonably believes to be in the best interests of the LLC and with such care as an ordinarily prudent person in a like position would use under similar circumstances. The Managing Member in so performing its duties shall not have any liability by reason of being or having been a Managing Member of the LLC. The Managing Member shall have no authority to do any act in contravention of the Articles or of this Agreement.

4.3 Specific Powers of Managing Member. Subject to any limitations set forth in this Section or in Section 4.4, the Managing Member shall have the following specific powers, and may expend LLC funds in exercising such powers:

(a) to pay or cause to be paid or reimbursed all costs and expenses incurred to third parties incurred in the conduct of the business of the LLC;

(b) to maintain or cause to be maintained all financial records for the LLC; (c) to maintain or cause to be maintained bank accounts for the LLC;

(c) to maintain or cause to be maintained bank accounts for the LLC;

(d) to pay or cause to be paid obligations of the LLC and collect obligations owed to the

(e) to purchase or cause to be purchased liability and other insurance to protect the LLC’s properties and business at the expense of the LLC;

(f) to make or cause to be made all payments required of the LLC pursuant to this Agreement and for all direct and indirect costs and expenses incurred in the conduct of its business, including, without limitation, all costs and expenses for legal, audit, accounting and other technical and professional services, reports and other communications to, and costs of maintaining relations with the Members, insurance, interest, taxes and governmental fees;

(g) to cause the LLC to employ or to engage persons or entities from time to time, at the expense of the LLC, to render the types of services generally needed to assist in the operation of the business and investments of the LLC, including but not limited to, accountants, bookkeepers, attorneys and consultants on such terms and for such compensation as the Manager shall determine;

(h) to cause the LLC to demand, sue for, collect, recover and receive all goods, claims, debts, monies, interest and demands whatsoever now due or that may hereafter become due or belong to the LLC, including the right to institute any action, suit or other legal proceeding for the recovery of any property or any part or parts thereof, the possession of which the LLC may be entitled, and to make, execute and deliver receipts, releases or other discharges therefor under seal or otherwise;

(i) to cause the LLC to defend, settle, adjust, compound and compromise all actions, suits, accounts, claims and demands whatsoever that hereafter shall be pending between the LLC and any person;

(j) to appoint a Member to act as the LLC's "tax matters member" (unless another Member is specifically designated as such), and to make or revoke tax elections on behalf of the LLC, including the election provided by Section 754 of the Code; and

(k) to execute on behalf of the LLC any and all documents or instruments of any kind which the Managing member may deem appropriate in carrying out the purposes of the LLC.

The above enumeration of specific powers of the Managing Member shall not require the exercise of any such power by the Managing Member except in their sole discretion or as otherwise required by this Agreement.

4.4 Matters Requiring Vote. Notwithstanding the provisions of the preceding Sections

4.2 and 4.3, the following actions shall not be taken except as approved by Member(s) holding more than 50% of the Membership Interests:

(a) any sale or other transfer (in any form of transaction) of all or substantially all of the assets of the LLC;

(b) the incurring of any indebtedness;

(c) any payment, or the incurring of any obligation to make a payment, to or for the benefit of the Managing Member or any enterprise in which the Managing Member has an interest by ownership or otherwise, other than distributions and expense reimbursements in accordance with the terms of this Agreement; and

(d) all determinations as to the need for funds for LLC purposes and the method for providing such funds.

4.5 Other Employees. The Managing Member shall appoint such other employees of the LLC as are approved by a majority of the Members holding more than 50% of the Membership Interests.

4.6 Expense Reimbursements. Subject to Section 4.6(1), the Managing Member shall be reimbursed by the LLC for all reasonable expenses incurred by it on behalf of the LLC, including without limitation all expenses incurred by the Managing Member in the organization of the LLC, in connection with the acquisition of LLC assets, and the preparation of tax returns.

4.7 Other Activities. The Managing Member shall devote such time to the business of the LLC as it, in its reasonable discretion, considers necessary or advisable. The Managing Member may at any time during the term of the LLC engage and own an interest in any other business or activity, including ownership of real estate, individually or through any venture or entity. Nothing contained in this Agreement shall be construed to constitute the Managing Member or any Member as the agent or general partner of any other person or entity, nor in any manner to limit the Managing Member or any Member in the carrying on of their other respective businesses or activities.

4.8 Books and Records. (a) The Managing Member shall maintain or cause to be maintained complete and accurate books of account of the LLC's affairs in accordance with generally accepted accounting principles, consistently applied, at the LLC's principal place of business. The LLC's books shall be kept on the cash method of accounting generally applicable to partnerships, provided that another method may be applied for financial statement reporting purposes with the advice of the LLC's accountants. The LLC's accounting period, taxable year and fiscal year shall be the calendar year.

(b) The LLC shall keep at the principal office of the LLC, (1) a current list of the full name and last known business, residence or mailing address of each Member, both past and present; (2) a copy of the Articles and all amendments thereto, together with executed copies of any powers of attorney pursuant to which any amendment has been executed; (3) copies of the LLC=s federal, state and local income tax returns and reports, if any, for the three most recent years; (4) copies of the currently effective Operating Agreement; (5) copies of writings relating to liability for contributions as required under the Act; (6) copies of financial statements of the LLC for the three most recent years; (7) minutes of every annual and special meeting of Members and any meeting ordered by a court pursuant to the Act; (8) a statement prepared and certified as accurate by the Managing Member which contains information about contributions of capital and return of contributions as required by the Act; and (9) consents and action taken by Members without a meeting.

4.9 Reports and Information. Tax returns of the LLC shall be provided to all Members for their review as soon as reasonably available before filing. By no later than March 30 of each year, or such later date as may be required by the LLC's outside tax service, the Managing Member shall mail or cause to be mailed to each Member sufficient financial and tax information concerning the results of LLC operations as is necessary for each member to file his or her own federal and state income tax return for the preceding year, as well as financial statements prepared in accordance with generally accepted accounting principles, consistently applied. Upon reasonable request, any Member or his or her duly authorized representative shall have the right to inspect and copy any of the LLC books and records required to be kept pursuant to Section 4.11 during ordinary business hours. The Member shall pay any actual cost of copying such books and records, and shall pay any special costs (such as enlargement from microfilm or computer printout) which may be required in connection with such inspection. Such inspection shall be conducted at a time and in a manner so as not to interfere with the operation of the business of the LLC. In no event shall the Managing Member be compelled to prepare compilations or summaries which are not customarily maintained in the conduct of the business of the LLC. In the event the Member wishes to inspect records which are not maintained at the principal place of business, such as records on a shared or rented computer system, the Managing Member shall have a reasonable time to produce such records at the principal place of business of the LLC.

4.10 Limited Liability Company Reports. The Managing Member shall file reports on behalf of the LLC with the Secretary of State as required under the Act.

4.11 Tax Matters Member. Pursuant to Section 6231(a) of the Code, the designated tax matters member for the LLC may take any action on behalf of the LLC. If at any time the Members elect a non-member as the sole Manager of the LLC, the Members shall, by a vote of Members holding more than 50% of the Membership Interests, select one of the Members to serve as the tax matters member for the LLC. The tax matters member shall prepare or supervise the preparation of all tax returns of the LLC, and shall be entitled to reimbursement of any expenses associated with such preparation.

Article 5

Meetings and Notices

5.1 Meetings of Members. Meetings of Members maybe held at such place as maybe stated in the notice of meeting. If no place is stated in the notice of meeting, the meeting shall be held at the principal office of the LLC. There shall be an annual meeting of Members which shall be held on such date as the Managing Member may designate or as the Members may agree. Special meetings of the Members may be called by the Managing Member or by any Member.

5.2 Notice of Members' Meetings. Written notice stating the place, day and hour of the meeting and, in the case of a special meeting, the purposes for which the meeting is called, shall be delivered not less than ten days nor more than 30 days before the date of the meeting by or at the direction of the Manager or the persons calling the meeting to each Member of record entitled to vote at such meeting. If three successive notices sent to the last known address of a Member are returned as undeliverable, no further notices to such Member shall be necessary until another address for such Member is made known to the LLC. A waiver of notice of meeting in writing, signed by the person entitled to such notice, whether before, at or after the time stated therein, shall be equivalent to the giving of notice of a meeting or any other matter.

5.3 Method of Notices. Any notice or document required to be given to any Member or to the LLC shall be in writing and shall be deemed given (1) upon personal delivery, (2) upon confirmation telephonically or via e-mail of delivery by telefax or e-mail, (3) on the first business day after receipted delivery to a courier service that guarantees next-business-day delivery, under circumstances where such guaranty is applicable, or (4) on the third business day after mailing, by certified or registered mail, to the appropriate party. Notices given to the LLC or the Managing Member shall be addressed to the LLC or the Managing Member at the address of the principal office of the LLC. The Managing Member shall maintain a record of names and addresses of the Members, and any notice given the Members shall be given according to the names and addresses on such record.

5.4 Voting Rights of Members. In all matters presented to or requiring a vote of Members, each Member shall have one vote. A Member may vote in person or by written proxy. Cumulative voting shall not be permitted. A Majority of Members entitled to vote shall constitute a quorum at any meeting of Members. If a quorum is present, the affirmative vote of a majority of Members shall be the act of the Members unless the vote of a greater number is required under the Act or other provisions of this Agreement.

5.5 Adjourned Meetings. If a quorum is not represented at a meeting of Members, such meeting may be adjourned for a period not to exceed 30 days at any one adjournment. When a meeting is adjourned to another time or place, whether the adjournment is for lack of quorum or otherwise, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At any adjourned meeting, the LLC may transact any business which might have been transacted at the original meeting. If the adjournment is for more than 10 days after the date of the original meeting, a notice of the adjourned meeting shall be given to each Member entitled to vote at the meeting.

5.6 Action of Members Without a Meeting. Action required or permitted by the Act to be taken at a Members' meeting may be taken without a meeting if the action is evidenced by one or more written consents describing the action taken, signed by each Member entitled to vote. Action so taken shall be effective when all Members entitled to vote have signed the consent unless the consent specifies a different effective date in which case the action shall be effective as of the different effective date. Written consent of Members entitled to vote shall have the same force and effect as a unanimous vote of such Members.

Article 6

Dissolution and Termination

6.1 Events of Dissolution. The LLC shall be dissolved upon the occurrence of any of the following events:

(a) The death, retirement, resignation, expulsion, bankruptcy or dissolution of a member, or the occurrence of any other event which terminates the continued membership of a Member in the LLC, unless there are at least two remaining Members and the business of the LLC is continued by the consent of all of the remaining members within 90 days after the event which terminates the continued membership of a Member:

(b) the unanimous written agreement of all of the Members;

(c) the entry of an order for relief involving liquidation of the LLC under Chapter 7 of the bankruptcy law of the United States; the filing by the LLC of a voluntary petition for liquidation under Chapter 7 of the bankruptcy law of the United States; the general assignment by the LLC for the benefit of creditors under the laws of any state; or the appointment of a receiver for all or substantially all of the assets of the LLC, unless such receivership is dissolved within 30 days after the appointment of such receiver. However, the filing of a voluntary petition under Chapter 11 of the bankruptcy law of the United States by the LLC, or the entry of an order for relief pursuant to a voluntary or involuntary petition by or against the LLC under Chapter 11 of the bankruptcy law of the United States shall not, in itself, cause dissolution of the LLC;

(d) the disposition of substantially all of the assets of the LLC;

(e) a final adjudication that the application of any provision of this Agreement impairs the limited liability of any Member;

(f) the happening of any event that cannot be cured, which makes it unlawful for the LLC business to be continued;

(g) the expiration of the term of the LLC; or the Act.

(h) any other event that would cause dissolution of a limited liability LLC under

6.2 Filing of Statement. As soon as possible following the occurrence of any event of dissolution, a Managing Member shall execute and file with the Secretary of State a statement of intent to dissolve in the form prescribed by the Secretary of State, except that in the event of a dissolution under Section 6.1(a), the Manager in his or her discretion may delay the filing of a statement of intent to dissolve until immediately after the 90-day period for continuation of the business of the LLC.

6.3 Liquidation. Upon the dissolution of the LLC, the Members shall act as liquidator to wind up the affairs of the LLC. The Managing Member shall have full power and authority to wind up the affairs of the LLC in an orderly and businesslike manner and on such terms and conditions as it deems necessary or advisable. The Managing Member shall have the power and authority to liquidate any or all non-liquid assets of the LLC only to the extent required (1) for payment of debts and liabilities of the LLC, including any loans or advances to the LLC by any Member, and the costs and expense of liquidation, (2) to the establishment of such reserves as the Members deems necessary or advisable. The proceeds from such liquidation shall be applied in the priority stated. The balance of the LLC's non-liquid assets, if any, shall be distributed to the Members in kind, in accordance with Section 6.4 below.

6.4 Distribution in Kind. If any LLC assets are to be distributed in kind to the Members, the Managing Member shall, in their discretion, either carry out an informal appraisal or obtain an independent appraisal of the fair market value of such assets at a date reasonably close to the date of liquidation and shall distribute such assets to the Members in undivided interests, as tenants-in-common, in accordance with their Membership Interests at the time of the distribution. The gain or loss shall be determined as if the assets had been sold for their appraised value and allocated to the Members for the purpose of maintaining capital accounts in accordance with Article 3. Net proceeds shall be determined and the assets shall be distributed in kind to the Members in accordance with Paragraph 6.3 as if the assets had been sold for the appraised value. The capital account of each Member shall be debited by the appraised value of the assets distributed to it.

6.5 Filing of Articles. When all debts, liabilities and obligations of the LLC have been paid and discharged or adequate provision has been made therefor and all of the remaining property and assets have been distributed to the Members, the liquidator shall file articles of dissolution of the LLC with the Secretary of State.

Article 7

General Provisions

7.1 Transactions with Members. A Member or the Managing Member may lend money, act as surety for, and transact other business with the LLC and, subject to other applicable law, shall have the same rights and obligations with respect thereto as a person who is not a Member or a Managing Member.

7.2 Indemnification of Manager,Employees and Agents. The LLC shall indemnify any person made a party to a proceeding because such person is or was a Managing Member against liability incurred in any such proceeding and advance expenses to such person to the fullest extent permitted under the Act. The LLC may indemnify and advance expenses to any employee or agent of the LLC who is not a Manager to the same extent as a Managing Member. The LLC may purchase and maintain insurance on behalf of a person who is or was a Managing Member, employee, fiduciary or agent of the LLC against any liability asserted against or incurred by such person in any such capacity or arising out of such person's status as such, whether or not the LLC would have the power to indemnify such person against such liability. Any indemnification of or advance of expenses to a Managing Member in accordance with the foregoing, if arising out of a proceeding by or on behalf of the LLC, shall be reported in writing to the members with or before the notice of the next Members' meeting.

7.3 Entire Agreement. The Agreement embodies the entire understanding and agreement between the parties concerning the subject matter hereof, and supersedes any and all prior negotiations, understandings or agreements in regard thereto.

7.4 Applicable Law. This Agreement shall be construed in accordance with and governed by the laws of the State of Wisconsin.

7.5 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be considered an original.

7.6 Additional Documents. The Members agree to execute any additional documents and to perform any additional acts as are or may become necessary or convenient to carry out the purposes of this Agreement.

7.7 Amendments. Any amendments to this Agreement shall require the unanimous approval of the Members.

Article 8

Member Representations

By executing this Agreement, each Member represents and acknowledges that:

(a) It is aware that the Units of the LLC have not been registered under the Securities Act of 1933 or State Blue Sky Laws (the "Securities Acts") because the Units are being issued in reliance upon an exemption which is available only if the Members acquire them for investment and not with a view to distribution. Each Member is familiar with the phrase "acquired for investment and not with a view to distribution" as it relates to the Securities Acts and the special meaning given to such terms by the Securities and Exchange Commission.

(b) It understands that the LLC is under no obligation to register the Units under the Securities Acts or to assist any Member in complying with any exemption from such registration if any Member should at a later date wish to dispose of the Units. Each Member realizes that the Units are unlikely to qualify for sale or other disposition under either Rule 144 or Rule 237 issued by the Securities and Exchange Commission.

(c) It has made as thorough and complete an investigation of this enterprise as it considers prudent in the circumstances and that all information has been made available to it that it needs in order for it to make an informed and intelligent decision to contribute to and become a Member of the LLC. Each Member is an experienced and sophisticated investor not in need of the protection afforded investors by the Securities Acts.

EXECUTED to be effective as of the date first set forth above.